EXHIBIT 99.1

AVX Corporation Announces Preliminary Second Quarter Results

GREENVILLE, S.C. – October 27, 2015 -- AVX Corporation (NYSE: AVX) today reported preliminary unaudited results for the second quarter ended September 30, 2015.

Chief Executive Officer and President, John Sarvis, stated, “We completed our second quarter of the fiscal year with net sales of $304.4 million for the quarter, generally in line with expectations. Solid operating results continued with gross profit of $71.8 million, or 23.6%, reflecting our focus on the sale of higher margin value-added components coupled with cost control. Orders for our components and interconnect devices continued to reflect our customers’ cautious expectations for end market growth. Although we continue to be optimistic that the continuing evolution of new electronic devices should provide growth opportunities, the timing for global stability and consumer confidence remains uncertain.”

For the quarter ended September 30, 2015, net sales were $304.4 million. The sales decline from the three month period ended September 30, 2014, in addition to generally weaker global economic conditions, is due to the negative impact on reported sales resulting from the strength of the U.S. Dollar and the reduction in sales of Kyocera Resale Connector products in the Asian region. Effective April 1, 2015, Kyocera began selling such Kyocera manufactured connectors in Asia using Kyocera’s sales force rather than having AVX resell such products in that region.

On a U.S. GAAP basis (including special charges), unaudited results include net income for the current quarter of $27.9 million, or $0.17 per diluted share, compared to net sales of $365.4 million and net income of $44.6 million, or $0.27 per diluted share, for the quarter ended September 30, 2014. Non-GAAP net income (excluding special charges) was $31.8 million, or $0.19 per diluted share, for the quarter ended September 30, 2015.

During the current quarter, the Company incurred a $6.2 million pre-tax charge ($3.9 million after-tax) related to the settlement of certain litigation involving legacy environmental issues.

For the six months ended September 30, 2015, net sales were $604.9 million. The sales decline from the six month period ended September 30, 2014, in addition to generally weaker global economic conditions, is due to the negative impact on reported sales resulting from the strength of the U.S. Dollar and the reduction in sales of Kyocera Resale Connector products in the Asian region as noted above.

On a U.S. GAAP basis (including special charges), unaudited results include net income for the six months ended September 30, 2015 of $63.5 million, or $0.38 per diluted share, compared to net sales of $716.0 million and net income of $85.4 million, or $0.51 per diluted share, for the six months ended September 30, 2014.  Non-GAAP net income (excluding special charges) was $67.4 million, or $0.40 per diluted share, for the six months ended September 30, 2015.

AVX CORPORATION

GAAP to Non-GAAP Reconciliation

(unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2015	2014	2015
Including special charges (GAAP)
Net Sales	$ 365,405	$ 304,361	$ 715,994	$ 604,877

Net income	$ 44,621	$ 27,867	$ 85,392	$ 63,496
Diluted income per share	$ 0.27	$ 0.17	$ 0.51	$ 0.38

Excluding special charges (Non-GAAP)
Special charges (after-tax)
Litigation settlement charges	$ -	$ 3,936	$ -	$ 3,936
Net income	$ 44,621	$ 31,803	$ 85,392	$ 67,432
Diluted income per share	$ 0.27	$ 0.19	$ 0.51	$ 0.40

In order to better understand the Company’s short-term and long-term financial trends, investors may find it helpful to consider results excluding special charges. The resulting non-GAAP financial measure provides additional information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and may be of assistance for period-over-period comparisons of such operations. Management considers the exclusion of such charges as part of its evaluation of the operating performance of the Company. Investors should consider the non-GAAP measure as a supplement to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, the non-GAAP financial measure may not be similarly titled to non-GAAP information presented by other companies.  Detail of the Company’s non-GAAP net income is provided in the table above.

Chief Financial Officer, Kurt Cummings, stated, “Our balance sheet remains strong with cash, cash equivalents and short and long-term investments in securities of $985.2 million and no debt, allowing us substantial flexibility for investments in potential acquisitions, materials, equipment and people to support future growth. We continued to use our resources to provide value to our stockholders during the quarter by paying $17.6 million in dividends to stockholders and using $2.2 million to repurchase shares of AVX stock on the open market.”

AVX, headquartered in Greenville, South Carolina, is a leading manufacturer and supplier of a broad line of passive electronic components and related products.

Please visit our website at www.avx.com.

AVX CORPORATION

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2015	2014	2015
Net sales	$365,405	$304,361	$715,994	$604,877
Cost of sales	277,632	232,585	543,044	455,926
Gross profit	87,773	71,776	172,950	148,951
Selling, general & admin. expense	27,634	27,874	57,258	56,380
Litigation settlement charges	-	6,150	-	6,150
Profit from operations	60,139	37,752	115,692	86,421
Other income, net	557	1,497	1,275	3,010
Income before income taxes	60,696	39,249	116,967	89,431
Provision (benefit) for taxes	16,075	11,382	31,575	25,935
Net income	$44,621	$27,867	$85,392	$63,496

Basic income per share	$0.27	$0.17	$0.51	$0.38
Diluted income per share	$0.27	$0.17	$0.51	$0.38

Weighted average common shares outstanding:
Basic	168,031	167,906	168,093	167,998
Diluted	168,294	168,070	168,343	168,210

Sales in our Asian region for the quarter and six month periods ended September 30, 2014 included $17.9 million and $29.3 million, respectively, of sales of Kyocera Resale Connector products compared to sales of $0.1 million and $1.1 million for the quarter and six month periods ended September 30, 2015, respectively. As previously disclosed, effective April 1, 2015, Kyocera began selling such Kyocera manufactured connectors in Asia using Kyocera’s sales force rather than having AVX resell such products in that region.

During the quarter ended September 30, 2015 the Company took a charge of $6.2 million, or $3.9 million after-tax, related to the settlement of certain litigation involving legacy environmental issues.

AVX CORPORATION

Consolidated Condensed Balance Sheets

(unaudited)

(in thousands)

	March 31,	September 30,
	2015	2015
Assets
Cash and cash equivalents	$381,605	$366,402
Short-term investments in securities	461,901	502,954
Accounts receivable, net	188,992	167,313
Inventories	535,912	506,748
Other current assets	176,142	138,493
Total current assets	1,744,552	1,681,910
Long-term investments in securities	150,029	115,805
Property, plant and equipment, net	199,842	204,800
Goodwill and other intangibles	275,638	273,122
Other assets	88,954	90,248

TOTAL ASSETS	$2,459,015	$2,365,885

Liabilities and Stockholders' Equity
Accounts payable	$76,043	$66,654
Income taxes payable and accrued expenses	190,266	75,954
Total current liabilities	266,309	142,608
Other liabilities	60,743	57,350

TOTAL LIABILITIES	327,052	199,958

TOTAL STOCKHOLDERS' EQUITY	2,131,963	2,165,927

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,459,015	$2,365,885

This Press Release contains "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position, made in this Press Release are forward-looking. The forward-looking information may include, among other information, statements concerning our outlook for fiscal year 2016, overall volume and pricing trends, potential for future growth, cost reduction and acquisition strategies and their anticipated results, expectations for research and development, and capital expenditures. There may also be other statements of expectations, beliefs, outlook, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect management's expectations and are inherently uncertain. The forward-looking information and statements in this Press Release are subject to risks and uncertainties, including those discussed in our Annual Report on Form 10-K for fiscal year ended March 31, 2015, that could cause actual results to differ materially from those expressed in or implied by the information or statements herein. Forward-looking statements should be read in context with, and with the understanding of, the various other disclosures concerning the Company and its business made elsewhere in this Press Release as well as other public reports filed by the Company with the SEC. You should not place undue reliance on any forward-looking statements as a prediction of actual results or developments.

Any forward-looking statements by the Company are intended to speak as of the date thereof. We do not intend to update or revise any forward-looking statement contained in this Press Release to reflect new events or circumstances unless and to the extent required by applicable law. All forward-looking statements contained in this Press Release constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934 and, to the extent it may be applicable by way of incorporation of statements contained in this Press Release by reference or otherwise, Section 27A of the United States Securities Act of 1933, each of which establishes a safe-harbor from private actions for forward-looking statements as defined in those statutes.

Contact:

AVX Corporation, Greenville

Kurt Cummings

864-967-9303

investor.relations@avx.com